UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Consent Solicitation Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☐	Definitive Consent Solicitation Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TERRESTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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SUPPLEMENTAL INFORMATION

This consent solicitation statement supplement (the “Supplement”) includes certain revised information which should be considered with the information set forth in TerreStar Corporation’s (the “Company”) definitive consent solicitation statement previously filed with the Securities and Exchange Commission on December 7, 2009, which was delivered to the stockholders of the Company on or about December 7, 2009 (the “Consent Solicitation Statement”).  The Company filed the Consent Solicitation Statement to solicit the written consent and approval from the holders of the Company’s outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), to take an Action by Written Consent of Stockholders in Lieu of a Special Meeting authorizing the following actions (the “Proposals”):

1.	An amendment to the Company’s Restated Certificate of Incorporation to increase our previously authorized 240,000,000 shares of common stock to 800,000,000.

2.
An amendment to the Company’s Restated Certificate of Incorporation by an amendment to the Certificate of Designations of the Company’s Series B Cumulative Convertible Preferred Stock (the “Series B Preferred”), including without limitation the amendment of the conversion price in respect of the securities issuable upon conversion of the Series B Preferred and the maturity date.

3.
An amendment to the Company’s Restated Certificate of Incorporation by an amendment to the Certificate of Designations of the Company’s Series E Junior Participating Preferred Stock (the “Series E Preferred”), including without limitation the amendment of the exchange ratio and anti-dilution protections in respect of the securities issuable upon conversion of the Series E Preferred.

The Proposals will be deemed approved by the holders of the Common Stock, if record stockholders representing at least a majority of the outstanding shares of Common Stock deliver to the Company unrevoked written consents approving the Proposals within 60 days of the date the first dated consent is delivered to the Company.  This solicitation is required to remain open until at least the close of business on January 6, 2010.  Record stockholders are requested to indicate their consent to the approval of the Proposals by signing and dating the consent card, checking each box on the consent card for the approval of the Proposals and delivering the consent card in the pre-paid envelope provided (or otherwise submitting the consent card by telephone or internet, as applicable).

This Supplement is being filed to include a revised Form of Amended and Restated Certificate of Designations of the Series B Cumulative Convertible Preferred Stock (the “Series B Certificate of Designations”) to reflect a change to Section 3 of the Series B Certificate of Designations regarding the board member voting rights available to Series B Cumulative Convertible Preferred Stock holders upon a Voting Rights Triggering Event (as defined in the Series B Certificate of Designations) under certain circumstances.  The Series B Certificate of Designations is being revised in accordance with the requirements of The NASDAQ Stock Market LLC.  The revised Series B Certificate of Designations, including the revisions to Section 3 discussed above, is provided in Appendix A below.  This Supplement does not contain or address any other changes to the Consent Solicitation Statement.

This Supplement is intended to supplement the information contained in the Consent Solicitation Statement and should be read in conjunction with the Consent Solicitation Statement, which we urge you to read in its entirety.  The information contained in this Supplement updates and supersedes, as applicable, any previously disclosed information contained in the Consent Solicitation Statement.  The Board of Directors of the Company unanimously recommends that you vote “FOR” the proposals set forth above.

APPENDIX A

FORM OF

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF
THE SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
(Par Value $0.01 Per Share)
OF
TERRESTAR CORPORATION
Pursuant to Section 151(g) of the
General Corporation Law of the
State of Delaware

TerreStar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on November 12, 2009.

RESOLVED that, pursuant to authority conferred on the Board of Directors by the Certificate of Incorporation, and the approval of a majority of the stockholders of the Corporation, the Board of Directors hereby authorizes that the Certificate of Designations of the Series B Cumulative Convertible Preferred Stock of the Corporation, filed with the Secretary of State of the State of Delaware on October 26, 2005 is hereby amended and restated in its entirety, thereby fixing the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Number of Shares and Designations. This series of preferred stock shall be designated as “Series B Cumulative Convertible Preferred Stock” and the number of shares which shall constitute such series shall be 800,000, par value $0.01 per share. For the purpose of this Amended and Restated Certificate of Designations, the Series B Cumulative Convertible Preferred Stock shall be referred to as the “Series B Preferred Stock.”  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon conversion of any outstanding securities issued by the Corporation and convertible into Series B Preferred Stock.

Section 2. Rank.  Series B Preferred Stock shall, with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Series E Junior Participating Preferred Stock of the Corporation (the “Series E Preferred Stock”) and the common stock, par value $0.01 per share of the Corporation (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Common Stock, are collectively referred to herein as the “Junior Securities”), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Parity Securities”), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series B Preferred Stock (whether with respect to payment of dividends, redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the “Senior Securities”). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be. At the date of the filing of this Amended and Restated Certificate of Designations, (i) there will be no Senior Securities or Parity Securities authorized or outstanding, and (ii) the shares of Common Stock (including any rights or options exercisable or exchangeable for or convertible into shares of Common Stock) and the shares of Series E Preferred Stock of the Corporation are the only Junior Securities issued and outstanding.

Section 3. Voting Rights.  Except as required by law and as provided herein, holders of Series B Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate actions. Upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock for two (2) or more six (6) month periods ending on a Dividend Reference Date (as defined below), whether or not consecutive, (b) the failure of the Corporation to comply with the provisions of Section 10(a) or Section 10(b) below or (c) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Amended and Restated Certificate of Designations and the continuance of such failure for thirty (30) consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred Stock then outstanding (each of the events described in clauses (a), (b) and (c) being referred to herein as a “Voting Rights Triggering Event”), then the sole remedy of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock shall be the ability to elect a majority of members of the Corporation’s Board of Directors for successive one-year terms until the Corporation has complied with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or such failure to comply with covenants or other agreements has been cured; provided, that such ability to elect a majority of the members of the Corporation’s Board of Directors shall not be triggered by a Voting Rights Triggering Event if, at such time, the holders of the then-outstanding shares of Series B Preferred Stock do not also own in the aggregate at least a majority of the then-issued and outstanding shares of Common Stock on a fully-diluted basis (including such Common Stock shares as are issuable upon the conversion or exchange of any equity or debt securities, but excluding any Common Stock shares issuable upon the exercise of any warrants, options or similar instruments).  In the event that the holders of the Series B Preferred Stock do not own such number of shares of Common Stock required to elect a majority of members of the Board of Directors, then the percentage of the total number of members of the Board of Directors that such holders shall have the ability to elect shall be reduced from a majority of the total number of directors to a number of directors that corresponds with the percentage of the then-issued and outstanding shares of Common Stock on a fully-diluted basis that are then owned by the holders of the Series B Preferred Stock in the aggregate.  Upon the Corporation’s complying with the provisions of Section 10(a) or Section 10(b) of this Amended and Restated Certificate of Designations, as applicable, or curing such failure to comply with covenants or other agreements, the term of office of each director elected will terminate immediately and the number of directors constituting the entire Board of Directors will be reduced by the number of directors elected by the holders of the Series B Preferred Stock. Notwithstanding the foregoing, the Corporation shall not have the right, as long as any shares of Series B Preferred Stock are outstanding, to modify the rights, preferences or privileges of the Series B Preferred Stock in a manner adverse to the holders of Series B Preferred Stock without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting or acting, as the case may be, as a single class.

Section 4. Dividends.

(a)           Each share of Series B Preferred Stock outstanding, prior and in preference to any shares of Junior Securities but subject to the rights of any Senior Securities, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash or, at the election of the Corporation, in shares of Common Stock in the amount of 7% (the “Dividend Rate”) of the Series B Liquidation Amount (as defined below) per share per annum then in effect (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock and the Common Stock) (the “Dividend Amount”). Dividends on each share of Series B Preferred Stock shall accrue on a daily basis at the Dividend Rate and shall be payable on each of April 15 and October 15 (each, a “Dividend Reference Date”), beginning on April 15, 2010, with the number of shares of Common Stock to be issued as such dividend (if so elected by the Corporation) to be determined by dividing the Dividend Amount by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date (all as defined below).  Dividends may be paid in shares of Common Stock only if a registration statement registering the resale of the shares of Common Stock issuable on such Dividend Reference Date (defined below) has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Board of Directors declares such dividend.  The Corporation covenants that all shares of Common Stock that may be issued upon payment of a dividend on the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

(b)           The dividends to be paid pursuant to Section 4(a) above on the shares of Series B Preferred Stock shall accrue in each case from and including the applicable issuance date of each such share to and including the date on which such dividends are no longer owed pursuant to the terms hereof. Such dividends shall accrue whether or not they have been declared by the Board of Directors and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(c)           The record date (the "Record Date") for the payment of dividends on the Series B Preferred Stock shall be fixed by the Board of Directors and shall not be more than sixty (60) days or less than ten (10) days preceding each Dividend Reference Date. Dividends shall be payable to the holders of record as they appear on the stock transfer books of the Corporation at the close of business on the Record Date. Five (5) Trading Days prior to each Record Date (the "Dividend Notice Date"), the Corporation will give notice (the "Dividend Notice") to each holder of Series B Preferred Stock that shall set forth (i) the Record Date and (ii) if the dividend as to which the Dividend Notice relates shall be paid in cash or Common Stock and, if paid in Common Stock, the applicable Trading Price for such dividend.

(d)           Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Series B Preferred Stock held by each such holder as compared to all holders of Series B Preferred Stock.

(e)           No dividends, including a dividend that constitutes a return of capital, shall be declared or paid, and no funds shall be set apart for payment, on any Junior Securities, unless (i) written notice of such dividend is given to each holder of shares of Series B Preferred Stock not less than fifteen (15) days prior to the record date for such dividend and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended has been filed with the Securities and Exchange Commission and is effective on the date the Board of Directors declares such dividend or other distribution.

(f)           No fractional shares of Common Stock shall be issued upon payment of a dividend in shares of Common Stock, and in lieu of any fractional shares to which the holder would otherwise be entitled, such amount shall be paid in cash equal to such fraction multiplied by the Trading Price on the last Trading Day prior to the applicable Dividend Notice Date for such dividend then in effect.

Section 5. Liquidation. (a)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), and subject to the rights of any Senior Securities with respect to distributions upon a Liquidation Event, distributions to the holders of the Series B Preferred Stock shall be made in the manner set forth in this Section 5.

(b)           The holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Junior Securities by reason of their ownership of such stock and pari passu with any distribution of the assets of the Corporation to the holders of any Parity Securities by reason of their ownership of such stock, an amount per share of Series B Preferred Stock then held by them equal to (i) $1,000 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to such shares), plus (ii) all accrued but unpaid dividends on such shares of Series B Preferred Stock that shall have accumulated to the date of the applicable Liquidation Event  (or Conversion Date (as defined below) or Redemption Date (as defined below), as may be applicable) in cash at the rate set forth in Section 4 above (the sum of clauses (i) and (ii) with respect to such shares of Series B Preferred Stock, the “Series B Liquidation Amount”) and such holders will not be entitled to any further payment with respect to such shares of Series B Preferred Stock.

(c)           Notwithstanding anything to the contrary contained herein, in the case of a Liquidation Event, if the Series B Liquidation Amount is less than an amount equal to the value of the Common Stock into which the Series B Preferred Stock could have been converted immediately prior to such Liquidation Event, calculated as set forth in Section 10(b) below (the “Conversion Value”), then the Series B Liquidation Amount shall be equal to such Conversion Value.  Any amounts that have been paid to a holder of the Series F Preferred Stock of TerreStar Holdings Inc. upon the occurrence of a Liquidation Event at TerreStar Holdings Inc. shall be deducted from the Series B Liquidation Amount to which such holder of Series B Preferred Stock is entitled upon the occurrence of a Liquidation Event at the Corporation.

(d)           To the extent a share of Series B Preferred Stock is converted pursuant to Section 6 or redeemed pursuant to Section 10 or the Series B Liquidation Amount is payable to the holder of record of such share upon the consummation of a Liquidation Event pursuant to this Section 5, and the date of such Conversion, Redemption or Liquidation Event is after any Record Date with respect to the payment of a dividend but on or prior to the applicable Dividend Date, the dividend due on such Dividend Date shall not be included in the Series B Liquidation Amount but shall be payable to the holder of record as of such Record Date of such share of Series B Preferred Stock notwithstanding such Conversion, Redemption or occurrence of a Liquidation Event prior to such Dividend Date. If upon a Liquidation Event the assets and funds legally available for distribution among the holders of the Series B Preferred Stock and any Parity Securities shall be insufficient to permit the payment to such holders of the full Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and such Parity Securities in proportion to the Series B Liquidation Amount and pari passu amounts due with respect to such Parity Securities that each holder of Series B Preferred Stock and such Parity Securities is otherwise entitled to receive.

(e)           After payment in full has been made to the holders of the Series B Preferred Stock of the full Series B Liquidation Amount (and with respect to Parity Securities, such pari passu amounts) due pursuant to Section 5(b) or 5(c) above, the entire remaining assets and funds of the Corporation legally available for distribution to stockholders shall be distributed among the holders of Junior Securities in proportion to their respective rights to such remaining assets and funds.

(f)            If any of the assets of the Corporation are to be distributed under this Section 5, or for any purpose, in a form other than cash, the value of such assets will be its fair market value, as determined in good faith by the Board of Directors. Any securities to be delivered to the holders of Series B Preferred Stock, Parity Securities or Junior Securities, as the case may be, shall be valued as follows:

(i) If traded on a securities exchange or through the Nasdaq National or Small Cap Markets, the value shall be deemed to be the average of the Closing Prices of the securities on such exchange over the ten (10) Trading Day period ending three (3) days prior to the closing;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) Trading Day period ending three (3) days prior to the closing; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.
The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be valued at an appropriate discount from the value determined as provided in Section 5(f)(i) or (ii) above to reflect the approximate fair market value thereof, as reasonably determined in good faith by the Board of Directors.

(g)           Prior to the occurrence of a Liquidation Event, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Liquidation Event Notice”) not later than fifteen (15) days prior to the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the impending transaction or event and the provisions of this Section 5. The transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 6. Conversion.  The holders of the Series B Preferred Stock have conversion rights as follows (the “Conversion Rights”):

(a)           Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after such share is issued until the date such share of Series B Preferred Stock shall have been redeemed by the Corporation (the “Optional Conversion Date”) at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Liquidation Amount by the Series B Conversion Price.  The conversion price of the Series B Preferred Stock shall be $[______]1 (the “Series B Conversion Price”).

(b)           Mandatory Conversion.  Each share of Series B Preferred Stock shall be converted into shares of Common Stock at the Series B Conversion Price then in effect on the date of such conversion (the “Mandatory Conversion Date” and, together with the Optional Conversion Date, the “Conversion Date”), if the Corporation shall so elect. Notice of such election by the Corporation shall be set forth in a written notice that the Corporation shall give to each record holder of Series B Preferred Stock regarding the conversion of all outstanding shares of Series B Preferred Stock pursuant to this Section 6(b) (the “Mandatory Conversion Notice”).  Notwithstanding the foregoing, conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to this Section 6(b) shall only occur if (i) during the ninety (90) calendar day period immediately preceding the Mandatory Conversion Date, the Closing Sale Price of the Common Stock has been greater than $[_______]2 (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Common Stock) for a total of not less than fifteen (15) Trading Days within a period of twenty (20) consecutive Trading Days during such ninety (90) calendar day period and (ii) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock pursuant to the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission and such registration statement is effective on the date the Corporation gives the Mandatory Conversion Notice.
______________________________
1 The average of the Closing Prices of a share of Common Stock over the ten (10) Trading Day period ending three (3) days immediately prior to the issuance date of preferred plus 25%, but in no event less than the market value as of such date as calculated in accordance with the rules of the Nasdaq National or Small Cap Market System.

2 30% premium to the Series B Conversion Price.

(c)           Mechanics of Conversion.

(i) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction based on the Closing Sale Price of the Common Stock on the last Trading Day prior to the Conversion Date.

(ii) Before any holder of Series B Preferred Stock shall be entitled to convert such holder’s shares into shares of Common Stock pursuant to Section 6(a) above and upon the occurrence of the event specified in Section 6(b) above, as the case may be, and to receive certificates representing shares of Common Stock therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock and, if the conversion is effected pursuant to Section 6(a) above, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued; provided, however, that any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares, which shall in any event be deemed to have been converted, automatically and without any further action on the part of the holder of the Corporation, in accordance with Section 6(b) above. The Corporation shall, as promptly as practicable thereafter, issue and deliver to such holder’s address of record a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the certificates representing shares of Series B Preferred Stock to be surrendered are received by the Corporation or any transfer agent for the shares of Series B Preferred Stock, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. The Corporation covenants that all shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock will, when issued, be fully paid and nonassessable and free of all taxes, liens and charges for the issue thereof.

(d)        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Section 7. Adjustment of Series B Conversion Price.

(a)           Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by recapitalization, stock combination, stock dividend, stock split or otherwise) into a greater number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series B Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the occurrence of any successive event or events described in this Section 7(a).

(b)           Reorganization, Reclassification, Exchange, Substitution, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, exchange, substitution, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”. In any Organic Change that is also a Change in Control, the holders of Series B Preferred Stock shall also have the rights set forth in Section 10(a) below. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred Stock immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series B Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 7(b) shall apply similarly and equally to successive Organic Changes.

(c)           No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of Section 6 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

(d)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to Section 7 hereof, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each record holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other securities and property which at the time would be received upon the conversion of Series B Preferred Stock.

Section 8. Change in Control.

(a)           “Change in Control” means the occurrence of one or more of the following events:

(i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Corporation’s assets to any Person or group of related Persons (other than to any of the Corporation’s majority owned subsidiaries) as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) if any Person or group shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares representing more than 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Corporation; or

(iii) any consolidation or merger by the Corporation where Persons who were beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of the Corporation’s shares of voting stock immediately prior to such transaction no longer own at least a majority of the total voting power of the continuing or surviving corporation or entity.

(b)           Prior to the occurrence of a Change in Control, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Change in Control Notice”) not later than five (5) business days prior to the record date for the stockholders’ meeting called to approve such transaction or event, or fifteen (15) days prior to the closing of such transaction or event, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction or event. The first of such notices shall describe the material terms and conditions of the Change in Control transaction or event and the provisions of Section 10(a) below. The Change in Control transaction or event shall not occur sooner than fifteen (15) days after the Corporation has given the first notice provided for herein.

Section 9. Senior Security Cap.

(a)           If (i) any shares of Series B Preferred Stock are outstanding, (ii) (A) the Corporation issues Senior Securities, Parity Securities or debt securities, (B) TerreStar Holdings Inc. issues any securities that by their terms rank senior to or on parity with the Series F Preferred Stock of TerreStar Holdings Inc. or issues any debt securities, or (C) TerreStar 1.4 Holdings LLC issues any preferred securities or any debt securities (the securities referred to in (A), (B) and (C), collectively, the "Additional Securities”), and (iii) the aggregate outstanding and unpaid gross proceeds from (A) the issuance of such Additional Securities, plus (B) the issuance of all other Additional Securities issued after the date of the first issuance of shares of Series B Preferred Stock under this Amended and Restated Certificate of Designations, exceeds $250,000,000 (the date of which such events shall have occurred shall be defined as the “Senior Security Trigger Date”), the holder of each share of Series B Preferred Stock shall have the rights set forth in Sections 10(b) and 11(a) below.

(b)           Within five (5) days following the Senior Security Trigger Date, the Corporation shall give each holder of record of Series B Preferred Stock written notice (the “Senior Security Notice”) of the occurrence of the Senior Security Trigger Date. The Senior Security Notice shall notify such holder of the occurrence of the Senior Security Trigger and describe the provisions of Section 10(a) below.

Section 10. Redemption.

(a)           Holder Redemption. Upon the occurrence of either a Change in Control or the Senior Security Trigger Date, each holder of Series B Preferred (each, a “Requesting Holder” and collectively, the “Requesting Holders”) may, by giving written notice to the Corporation, within ten (10) Trading Days following the date the Corporation gives the Change in Control Notice (defined below) or the Senior Security Notice, as applicable, require the Corporation to redeem all or a portion of the shares of Series B Preferred Stock then held by such Requesting Holder. In such redemption the Corporation shall redeem, out of lawfully available funds, shares of Series B Preferred Stock, for an amount in cash for each share of Series B Preferred Stock requested to be redeemed by a Requesting Holder equal to (i) 108% of the Series B Liquidation Amount (as appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like with respect to the shares of Series B Preferred Stock) (the “Holder Redemption Price”) on the date of the redemption (the “Holder Redemption Date”).

(b)           Mandatory Redemption. The Corporation shall redeem all, and not less than all, then outstanding shares of Series B Preferred Stock on June 30, 2014 (the “Mandatory Redemption Date” and, together with the Holder Redemption Date, a “Redemption Date”), for an amount in cash for each share of Series B Preferred Stock equal to the greater of (i) 100% of the Series B Liquidation Amount then in effect, and (ii) the Conversion Value immediately prior to the Redemption Date(the “Mandatory Redemption Price” and, together with the Holder Redemption Price, the “Redemption Price”).  For purposes hereof the Conversion Value per share of Common Stock shall be deemed to be the average of the Closing Prices of the Common Stock over the ten (10) Trading Day period ending three (3) days prior to the Redemption Date.

(c)           Redemption Payments. The Redemption Price shall be paid in cash from any funds legally available therefor. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series B Preferred Stock. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred Stock, such funds will be used to redeem the balance of the shares of Series B Preferred Stock that the Corporation has become obliged to redeem on the Redemption Date but that it has not redeemed.

(d)           Redemption Procedures. In the event the Corporation is required to redeem shares of Series B Preferred Stock, the Corporation shall send a written notice (the “Redemption Notice”) by first class mail to each holder of record of Series B Preferred Stock at such Holder’s registered address, not more than sixty (60) days nor less than ten (10) days prior to the Redemption Date stating:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that holders of Series B Preferred Stock who want to convert shares of Series B Preferred Stock must satisfy the requirements set forth in Section 6(c) hereof and that the date on which the right to convert the shares of the Series B Preferred Stock called for redemption will terminate shall be at the close of business on the Trading Day immediately preceding the Redemption Date (unless the Corporation shall default in making the payment of the Redemption Price then due, in which case the right of the holder to convert such holder’s shares of Series B Preferred Stock shall terminate on the date such default is cured and such shares of Series B Preferred Stock are redeemed);

(iv) the date on which the right to convert the shares of Series B Preferred Stock called for redemption will terminate and the place or places where and manner in which such shares of Series B Preferred Stock may be surrendered for conversion;

(v) that certificates representing shares of the Series B Preferred Stock called for redemption must be surrendered to the Corporation to collect the Redemption Price;

(vi) if fewer than all the outstanding shares of the Series B Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed; and

(vii) any other information the Corporation wishes to include.

(e)           Payment of Redemption Price.

(i) If the Corporation gives a Redemption Notice pursuant hereto, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall segregate or cause to be segregated cash sufficient to pay the Redemption Price and shall pay the Redemption Price to holders of such shares of the Series B Preferred Stock upon surrender of their certificates evidencing their shares of Series B Preferred Stock at the office of the Corporation or of any transfer agent for the Series B Preferred Stock. On and after the Redemption Date, all rights of holders of such shares of Series B Preferred Stock that have been redeemed shall terminate, other than the right of such holders to receive the Redemption Price upon delivery of the certificates formerly evidencing such redeemed shares of Series B Preferred Stock, payable in accordance with the terms hereof, unless the Corporation defaults in making payment of such Redemption Price.

(ii) Payment of the Redemption Price for shares of the Series B Preferred Stock is conditioned upon transfer and delivery of certificates representing, immediately prior to the Redemption Date, the shares of Series B Preferred Stock being redeemed, together with necessary endorsements, to the Corporation at any time after delivery of the Redemption Notice by the Corporation.

(iii) If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the Corporation shall redeem from each Holder such Holder’s pro rata share of the number of shares of Series B Preferred Stock to be redeemed. If any Holder of shares of Series B Preferred Stock selected for partial redemption elects to convert any of such Holder’s shares of Series B Preferred Stock after receipt of the Redemption Notice with respect to such partial redemption and prior to the applicable Redemption Date, the number of shares of Series B Preferred Stock of such Holder that would have been redeemed pursuant to such partial redemption shall be reduced by the number of shares of Series B Preferred Stock so converted.

(iv) Upon surrender of a certificate or certificates representing shares of Series B Preferred Stock that is or are redeemed in part, the Corporation shall execute and deliver to the holder of such shares a new certificate or certificates representing shares of the Series B Preferred Stock in an amount equal to the unredeemed portion of the whole shares of Series B Preferred Stock surrendered for partial redemption.

(f)           General. On and after any Redemption Date, provided that the Corporation has made available at the office of the transfer agent for the Series B Preferred Stock a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series B Preferred Stock called for redemption (except for the Redemption Premium), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Series B Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

Section 11. Notice.   Any notice required by the provisions of this Amended and Restated Certificate of Designations to be given to the holders of shares of Series B Preferred Stock shall be deemed given three (3) calendar days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

Section 12. Definitions.  The following terms, as used herein, shall have the following meanings:

(a)           “Closing Price” means, for any security as of any date, the last closing trade price for such security on the principal United States securities market on which such security is traded as reported by Bloomberg Financial Markets (or any successor thereto, “Bloomberg”), or, if such exchange begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m.  (New York City time) as reported by Bloomberg, or, if such exchange is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the highest bid prices and the lowest ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.

(b)           “Closing Sale Price” means, with respect to the Common Stock, for any day, the Closing Price per share of Common Stock.

(c)           “Trading Day” means (x) if the applicable security is quoted on the Nasdaq National Market System, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange, Inc. (the “NYSE”), the American Stock Exchange LLC (“AMEX”) or another national securities exchange, a day on which the NYSE, the AMEX or such other national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(d)           “Trading Price” means, with respect to the Common Stock, for any day, the average of the Closing Sale Price of the Common Stock on the twenty (20) consecutive Trading Days ending the last Trading Day before applicable date.